SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 4, 2005
(Date of report)

Ventures-National Incorporated
(Exact Name of Registrant as Specified in its Charter)

Utah         000-32847    87-0433444
(State of Incorporation)  (Commission File Number)    (IRS Employer ID)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(Address of principle executive offices)

(510) 824-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;
Item 2.03 Creation of a Direct Financial Obligation.

On November 20, 2003, Ventures-National, Inc. (the “Company”) entered into loan and security agreement with Laurus Master Fund, Ltd. (“Laurus”) pursuant to which we are permitted to borrow up to $4,000,000 under a revolving line of credit (the “Credit Agreement”). On April 4, 2005, the Company and Laurus entered into an agreement to provide up to an additional $1,000,000 overadvance pursuant to the terms of the Credit Agreement. Concurrently with such agreement, Farwell Equity Partners, LLC, a Delaware limited liability company (“Farwell”), pledged certain assets to secure the repayment of the overadvance. David Marks, a principal stockholder and a director of the Company is the managing member of Farwell. The Company also agreed to indemnify Farwell for any loss it may incur as a result of the pledge of assets.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.1	Overadvance Letter Agreement between Ventures-National, Inc. and Laurus Master Fund, Ltd., dated as of April 4, 2005

10.2	Stock Pledge Agreement between Farwell Equity Partners, LLC, Ventures-National, Inc. and Laurus Master Fund, Ltd., dated as of April 4, 2005

10.3	Indemnification Agreement between Ventures-National, Inc. and Farwell Equity Partners, LLC, dated as of April 4, 2005

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

VENTURES-NATIONAL INCORPORATED

Date: April 6, 2005	By:	/s/ DANIEL D. GUIMOND
Daniel D. Guimond
Title: Chief Financial Officer